UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

AIRVANA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33576	04-3507654
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Alpha Road Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 250-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the resignation of Luis J. Pajares, Vice President of North American Sales and Services of Airvana, Inc. (the “Company”), reported by the Company in the Current Report on Form 8-K filed on November 9, 2009, the Company agreed to provide Mr. Pajares with the following severance pay and benefits: (i) continued payment of Mr. Pajares’ current base salary at an annualized rate of $200,000 for a period of six months after December 31, 2009; (ii) $85,000 in targeted incentive compensation, which is based on six months of Mr. Pajares’ current 2009 2nd Half Sales Incentive Plan, payable over six months in equal semi-monthly payments commencing in January 2010; (iii) the full cost of any COBRA premiums until June 30, 2010; and (iv) outplacement services up to a maximum amount of $10,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airvana, Inc.

Date: November 30, 2009	By: /s/ Jeffrey D. Glidden
Jeffrey D. Glidden
Vice President, Chief Financial Officer
(Principal Financial Officer)